Exhibit 99.1

FOR IMMEDIATE RELEASE February 3, 2012	CONTACTS:
	News Media Ruben Rodriguez	(202) 624-6620

	Financial Community Douglas Bonawitz	(202) 624-6129

WGL Holdings, Inc. Reports First Quarter Fiscal Year 2012 Financial Results;

Affirms Fiscal Year 2012 Non-GAAP Guidance

•	Consolidated earnings per share – $0.98 per share vs. $1.28 per share for the comparative quarter of the prior year

•	Consolidated non-GAAP operating earnings up – $1.13 per share vs. $1.03 per share for the comparative quarter of the prior year

•	Earnings Guidance for fiscal year 2012 raised to a range of $2.64 and $2.76 per share for GAAP earnings and affirmed in a range of $2.46 and $2.58 per share for non-GAAP operating earnings

Consolidated Results

WGL Holdings, Inc. (NYSE: WGL), the parent company of Washington Gas Light Company (Washington Gas) and other energy-related subsidiaries, today reported net income determined in accordance with generally accepted accounting principles in the United States of America (GAAP) for the quarter ended December 31, 2011 of $50.4 million, or $0.98 per share, compared to net income of $65.2 million, or $1.28 per share, reported for the quarter ended December 31, 2010.

Financial performance is also evaluated based on non-GAAP operating earnings (loss). Non-GAAP operating earnings (loss) excludes the effects of: (i) unrealized mark-to-market gains (losses) on energy-related derivatives in our regulated utility and retail energy marketing segments; (ii) certain gains and losses associated with optimizing the utility segment’s system capacity assets and (iii) certain unusual transactions. In addition, non-GAAP operating earnings for our wholesale energy solutions segment reflect an adjustment to GAAP earnings to reflect storage inventory valued at current market prices. Refer to “Use of Non-GAAP Operating Earnings (Loss)” and supporting reconciliations attached to this news release for a detailed discussion of management’s use of this non-GAAP financial measure, as well as reconciliations of net income determined in accordance with GAAP to non-GAAP operating earnings (loss) for both our consolidated and segment results.

For the quarter ended December 31, 2011, non-GAAP operating earnings were $58.1 million, or $1.13 per share, compared to non-GAAP operating earnings of $52.6 million, or $1.03 per share, for the same quarter of the prior fiscal year.

This quarter, we have made certain changes to our operating segments to reflect the recent growth of our non-utility business activities and the impact of those activities on our financial performance. All of our commercial energy assets and operating activities are now reported within a newly-defined operating segment entitled commercial energy systems. All activities of Washington Gas Energy Systems, Inc. (WGESystems) are included in the commercial energy systems segment. WGESystems had previously been reported in the design build energy systems segment, which is now being eliminated as an operating segment. In addition, we have transferred all commercial solar projects, previously reported under retail energy-marketing into the commercial energy systems segment. In the future, commercial solar projects, energy efficiency projects and combined heat and power projects, which we own and manage directly, will be reported as commercial energy systems. We have also established wholesale energy solutions as a new segment that contains the activities of Capitol Energy Ventures Corp. (CEV), our non-utility asset optimization business, which we began in fiscal year 2010 and previously included in our segment reporting as part of “other activities.” Prior period operating segment information has been restated to reflect these new classifications.

“We are pleased to announce strong first quarter earnings that reflect our ongoing success in executing our strategies,” said Terry D. McCallister, Chairman and Chief Executive Officer of WGL Holdings. “Our non-GAAP results improved compared to the prior year as we began to realize higher revenues from our recent rate cases as well as continued gains in our non-utility businesses. Based on these results and our optimism for the year ahead, we are affirming our non-GAAP guidance midpoint of $2.52 per share for 2012.”

First Quarter Results by Business Segment

Regulated Utility Segment

For the quarter ended December 31, 2011, the regulated utility segment reported net income of $44.4 million, or $0.86 per share, an increase of $3.7 million or $0.06 per share, over net income of $40.7 million, or $0.80 per share, reported for the first quarter of the prior fiscal year. After adjustments, non-GAAP operating income for the regulated utility segment was $44.1 million, or $0.86 per share, for the quarter ended December 31, 2011, virtually unchanged from non-GAAP operating earnings of $44.3 million, or $0.87 per share, for the same quarter of the prior fiscal year. Higher revenues from the implementation of new rates in Virginia and Maryland and an increase of more than 9,300 average active customer meters were offset by: (i) lower realized margins associated with our asset optimization program; (ii) higher operation and maintenance expenses and (iii) higher depreciation expense due to the growth in, and changes in the asset mix of, our investment in utility.

Retail Energy-Marketing Segment

For the quarter ended December 31, 2011, the retail energy-marketing segment reported net income of $0.8 million, or $0.02 per share, compared to net income of $24.9 million, or $0.49 per share, reported for the same quarter of the prior fiscal year. Non-GAAP operating earnings for the retail energy-marketing segment were $13.1 million, or $0.25 per share, for the quarter ended December 31, 2011, an increase of $6.3 million, or $0.12 per share, over non-GAAP operating earnings of $6.8 million, or $0.13 per share, for the same quarter of the prior fiscal year. The differences between GAAP net income and non-GAAP operating earnings are due to adjustments to eliminate unrealized mark-to-market gains and losses attributable to certain wholesale energy supply and retail sales contracts. The increase in non-GAAP operating earnings reflects higher realized natural gas and electricity margins. The increase in natural gas sales margins for the quarter is primarily attributed to favorable spreads between retail prices and storage withdrawals and a more favorable pattern of margin recognition in the current quarter versus the same quarter of the prior year. These favorable impacts are partially offset by lower retail sales volumes resulting from warmer weather and less profitable portfolio optimization activity. Electric sales margins were higher due to favorable price conditions and a more favorable pattern of margin recognition in the current quarter versus the same quarter of the prior year. The pattern of margin recognition varies from year to year.

Commercial Energy Systems

For the quarter ended December 31, 2011, the commercial energy systems segment reported net income of $0.3 million compared to a net loss of $(2,000) for the same quarter last year. The increase in earnings is primarily due to the commencement of project work for government agency customers that was delayed in the prior year. There were no non-GAAP adjustments for this segment for any of the periods presented.

Wholesale Energy Solutions

For the quarter ended December 31, 2011, the wholesale energy solutions segment reported net income of $5.2 million, or $0.10 per share, an increase of $5.1 million, over net income of $0.1 million for the same period of the prior fiscal year. Non-GAAP operating earnings for the wholesale energy solutions segment were $1.0 million, or $0.02 per share, compared to $1.9 million, or $0.04 per share, for the same period of the prior fiscal year. Non-GAAP operating earnings for the year were lower than in the prior year principally due to lower market prices of natural gas supply as well as higher operation and maintenance expense as a result of new storage and optimization arrangements. Partially offsetting this decrease in operating earnings were higher recognized margins associated with our optimization strategies.

Earnings Outlook

We are raising our GAAP earnings estimate for the fiscal year 2012 to a range of $2.64 per share to $2.76 per share. This estimate includes projected fiscal year 2012 earnings from our regulated utility segment in a range of $1.84 per share to $1.90 per share and projected fiscal year 2012 earnings from our unregulated business segments in a range of $0.80 per share to $0.86 per share.

We are affirming our consolidated earnings estimate for fiscal year 2012 based on non-GAAP operating earnings to a range of $2.46 per share to $2.58 per share. This estimate includes projected fiscal year 2012 non-GAAP operating earnings from our regulated utility segment in a range of $1.82 per share to $1.88 per share, and projected fiscal year 2012 non-GAAP operating earnings from our unregulated business segments in a range of $0.64 per share to $0.70 per share. Refer to the “Reconciliation of GAAP Earnings Guidance to Non-GAAP Earnings Guidance” attached to this press release for a reconciliation of our GAAP earnings per share estimate to our estimate based on non-GAAP operating earnings per share.

We assume no obligation to update this guidance. The absence of any statement by us in the future should not be presumed to represent an affirmation of this earnings guidance. For the assumptions underlying this guidance, please refer to the slides accompanying our webcast that will be posted to the WGL Holdings website, www.wglholdings.com.

Other Information

We will hold a conference call at 10:30 a.m. Eastern Time on February 6, 2012, to discuss our first quarter fiscal year 2012 financial results. The live conference call will be available to the public via a link located on the WGL Holdings website, www.wglholdings.com. To hear the live webcast, click on the “Webcast” link located on the home page of the referenced site. The webcast and related slides will be archived on the WGL Holdings website through March 6, 2012.

Headquartered in Washington, D.C., WGL Holdings, Inc. has four operating segments: (i) the regulated utility segment which primarily consists of Washington Gas, a natural gas utility that serves over one million customers throughout metropolitan Washington, D.C., and the surrounding region; (ii) the retail-energy marketing segment which consists of Washington Gas Energy Services, Inc., a third-party marketer that competitively sells natural gas and electricity; (iii) the commercial energy systems segment which consists of Washington Gas Energy Systems, Inc., a provider of design-build energy efficiency solutions to government and commercial clients and commercial solar projects and (iv) the wholesale energy solutions segment which consists of Capitol Energy Ventures Corp., an asset optimization business that acquires, manages and optimizes natural gas storage and transportation assets. Additional information about WGL Holdings, Inc. is available on our website, www.wglholdings.com.

Unless otherwise noted, earnings per share amounts are presented on a diluted basis, and are based on weighted average common and common equivalent shares outstanding.

Please see the attached comparative statements for additional information on our operating results. Also attached to this news release are reconciliations of net income determined in accordance with GAAP to non-GAAP operating earnings (loss) for both our consolidated and segment results as well as reconciliations of our GAAP earnings guidance to our non-GAAP earnings guidance.

Forward-Looking Statements

This news release and other statements by us include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the outlook for earnings, revenues and other future financial business performance or strategies and expectations. Forward-looking statements are typically identified by words such as, but not limited to, “estimates,” “expects,” “anticipates,” “intends,” “believes,” “plans,” and similar expressions, or future or conditional verbs such as “will,” “should,” “would,” and “could.” Although we believe such forward-looking statements are based on reasonable assumptions, we cannot give assurance that every objective will be achieved. Forward-looking statements speak only as of today, and we assume no duty to update them. Factors that could cause actual results to differ materially from those expressed or implied include, but are not limited to, general economic conditions and the factors discussed under the “Risk Factors” heading in our most recent annual report on Form 10-K and other documents we have filed with, or furnished to, the U.S. Securities and Exchange Commission.

WGL Holdings, Inc.

Consolidated Balance Sheets

(Unaudited)

(In thousands)	December 31, 2011	September 30, 2011
ASSETS
Property, Plant and Equipment
At original cost	$3,621,319	$3,575,973
Accumulated depreciation and amortization	(1,099,883)	(1,086,072)
Net property, plant and equipment	2,521,436	2,489,901

Current Assets
Cash and cash equivalents	5,516	4,332
Accounts receivable, net	530,324	296,423
Storage gas	321,074	290,394
Other	161,367	133,584
Total current assets	1,018,281	724,733
Deferred Charges and Other Assets	614,817	594,400
Total Assets	$4,154,534	$3,809,034

CAPITALIZATION AND LIABILITIES
Capitalization
Common shareholders’ equity	$1,235,719	$1,202,715
Washington Gas Light Company preferred stock	28,173	28,173
Long-term debt	584,041	587,213
Total capitalization	1,847,933	1,818,101

Current Liabilities
Notes payable and current maturities of long-term debt	278,081	116,525
Accounts payable and other accrued liabilities	299,415	279,434
Other	274,542	180,781
Total current liabilities	852,038	576,740
Deferred Credits	1,454,563	1,414,193
Total Capitalization and Liabilities	$4,154,534	$3,809,034

WGL Holdings, Inc.

Consolidated Statements of Income

(Unaudited)

	Three Months Ended December 31,
(In thousands, except per share data)	2011	2010
OPERATING REVENUES
Utility	$364,147	$409,294
Non-utility	363,610	386,580
Total Operating Revenues	727,757	795,874

OPERATING EXPENSES
Utility cost of gas	155,309	208,620
Non-utility cost of energy-related sales	335,862	328,793
Operation and maintenance	81,624	77,568
Depreciation and amortization	24,240	22,644
General taxes and other assessments	36,797	40,472
Total Operating Expenses	633,832	678,097

OPERATING INCOME	93,925	117,777
Other Income — Net	1,041	888
Interest Expense
Interest on long-term debt	9,662	9,774
AFUDC and other — net	160	172
Total Interest Expense	9,822	9,946
INCOME BEFORE INCOME TAXES	85,144	108,719
INCOME TAX EXPENSE	34,376	43,157
NET INCOME	50,768	65,562
Dividends on Washington Gas preferred stock	330	330

NET INCOME APPLICABLE TO COMMON STOCK	$50,438	$65,232

AVERAGE COMMON SHARES OUTSTANDING
Basic	51,438	51,067
Diluted	51,533	51,143

EARNINGS PER AVERAGE COMMON SHARE
Basic	$0.98	$1.28
Diluted	$0.98	$1.28

Net Income (Loss) Applicable To Common Stock — By Segment ($000):
Regulated utility	$44,406	$40,684

Non-utility operations:
Retail energy-marketing	845	24,935
Commercial energy systems	305	(2)
Wholesale energy solutions	5,237	59
Other activities	(355)	(444)
Total non-utility	6,032	24,548
NET INCOME APPLICABLE TO COMMON STOCK	$50,438	$65,232

WGL Holdings, Inc.

Consolidated Financial and Operating Statistics

(Unaudited)

FINANCIAL STATISTICS

	Twelve Months Ended December 31,
	2011	2010
Closing Market Price — end of period	$44.22	$35.77
52-Week Market Price Range	$44.99-$34.71	$40.00-$31.00
Price Earnings Ratio	22.2	14.3
Annualized Dividends Per Share	$1.55	$1.51
Dividend Yield	3.5%	4.2%
Return on Average Common Equity	8.4%	10.9%
Total Interest Coverage (times)	5.3	6.2
Book Value Per Share — end of period	$24.00	$23.51
Common Shares Outstanding — end of period (thousands)	51,484	51,113

UTILITY GAS STATISTICS

	Three Months Ended December 31,				Twelve Months Ended December 31,
(In thousands)	2011		2010		2011		2010
Operating Revenues
Gas Sold and Delivered
Residential — Firm	$231,150		$271,438		$775,555		$872,335
Commercial and Industrial — Firm	52,092		65,216		182,536		202,019
Commercial and Industrial — Interruptible	549		782		2,257		3,188
Electric Generation	183		275		1,008		1,100
	283,974		337,711		961,356		1,078,642
Gas Delivered for Others
Firm	57,507		47,320		179,314		161,227
Interruptible	12,944		14,897		48,619		49,678
Electric Generation	138		70		527		511
	70,589		62,287		228,460		211,416
	354,563		399,998		1,189,816		1,290,058
Other	9,584		9,296		29,618		26,491
Total	$364,147		$409,294		$1,219,434		$1,316,549

	Three Months Ended December 31,				Twelve Months Ended December 31,
(In thousands of therms)	2011		2010		2011		2010
Gas Sales and Deliveries
Gas Sold and Delivered
Residential — Firm	183,200		238,172		622,587		683,778
Commercial and Industrial — Firm	49,497		63,039		165,665		180,376
Commercial and Industrial — Interruptible	705		792		2,486		2,989
	233,402		302,003		790,738		867,143
Gas Delivered for Others
Firm	140,661		166,813		475,036		489,011
Interruptible	71,947		86,329		257,039		276,606
Electric Generation	7,827		16,311		132,071		178,175
	220,435		269,453		864,146		943,792
Total	453,837		571,456		1,654,884		1,810,935

WASHINGTON GAS ENERGY SERVICES

Natural Gas Sales
Therm Sales (thousands of therms)	182,733		216,521		644,636		632,865
Number of Customers (end of period)	177,100		169,400		177,100		169,400

Electricity Sales
Electricity Sales (thousands of kWhs)	2,512,580		2,446,455		10,857,998		9,849,274
Number of Accounts (end of period)	194,400		168,300		194,400		168,300

UTILITY GAS PURCHASED EXPENSE (excluding asset optimization)	67.33	¢	67.58	¢	68.18	¢	74.06	¢

HEATING DEGREE DAYS
Actual	1,194		1,505		3,688		3,911
Normal	1,350		1,346		3,774		3,764
Percent Colder (Warmer) than Normal	(11.6)%		11.8%		(2.3)%		3.9%
Average Active Customer Meters	1,088,528		1,079,141		1,087,529		1,077,594

WGL HOLDINGS, INC.

USE OF NON-GAAP OPERATING EARNINGS (LOSS)

(Unaudited)

The attached reconciliations are provided to clearly identify adjustments made to net income calculated in accordance with GAAP to derive non-GAAP operating earnings (loss). Management believes non-GAAP operating earnings (loss) provides a more meaningful representation of our earnings from ongoing operations by adjusting for the effects of: (i) unrealized mark-to-market gains and losses from energy-related derivatives for our regulated utility and retail marketing operations; (ii) certain gains and losses associated with optimizing the utility segment’s capacity assets; (iii) changes in the measured value of our inventory for our wholesale energy solutions segment and (iv) certain unusual transactions. This presentation facilitates analysis by providing a consistent and comparable measure to help management, investors and analysts better understand and evaluate our operating results and performance trends, and assist in analyzing period-to-period comparisons. Additionally, we use this non-GAAP measure to report to the board of directors and to evaluate management’s performance. The economic substance underlying our adjustments to calculate non-GAAP operating earnings (loss) is as follows:

•

We exclude unrealized mark-to-market adjustments for our energy-related derivatives for our regulated utility and retail marketing operations to provide a more transparent and accurate view of the ongoing financial results of our operations and to be consistent with regulatory sharing requirements. For our regulated utility segment, we use derivatives to substantially lock-in a future profit. This profit does not change even though the unrealized fair value of the underlying derivatives may change period-to-period, until settlement. Additionally, for the regulated utility segment, sharing with customers is based on realized profit, and does not factor in unrealized gains and losses. For our retail energy-marketing segment, we use derivatives to lock-in a price for energy supplies to match future retail sales commitments. These derivatives are subject to mark-to-market treatment, while most of the corresponding retail sales contracts are not. With the exception of certain transactions related to the optimization of system capacity assets, as discussed below, when these derivatives settle the economic impact is reflected in our non-GAAP operating results, as we are only removing the interim unrealized mark-to-market amounts that are ultimately reversed when the derivatives are settled.

•

We adjust for certain gains and losses associated with the optimization of the regulated utility segment’s capacity assets. Transactions to optimize our system storage capacity assets are structured to lock-in a profit that is recognized, for regulatory purposes, as the natural gas is delivered to end-use customers. These transactions may result in gains and losses that consist of: (i) the settlement of physical and financial derivatives related to the management of our storage inventory and (ii) lower-of-cost or market adjustments from the difference between the cost of physical inventory compared to the amount realized through rates when the inventory is ultimately delivered to customers. In our GAAP results, due to timing differences between when the physical and financial transactions settle, and when the natural gas is sold to the end-use customer, gains and losses associated with our storage optimization strategy may be spread across different reporting periods. For purposes of calculating non-GAAP operating earnings (loss), gains and losses associated with these transactions are included in the reporting period when the gas is delivered to the end-use customer and the ultimate profit is realized for regulatory purposes. In addition, losses incurred to terminate long-term contracts affecting transportation capacity optimization margins of future periods are included in the reporting period when the transportation capacity optimization margins earned as a result of the termination are realized. These adjustments reflect a better matching between the economic costs and benefits of the overall optimization strategy.

We also exclude valuation adjustments to the carrying value of non-system natural gas storage inventory in our regulated utility segment. This inventory is held solely to support asset optimization transactions. Valuation adjustments to reflect lower-of-cost or market under current accounting standards may not be representative of the margins that will be realized and shared with our utility ratepayers. Non-GAAP earnings reflect actual margins realized based on the unadjusted historical cost in storage when inventory is withdrawn and sold.

•

Our non-utility wholesale energy solutions segment owns natural gas storage inventory in connection with its asset optimization strategies. Certain of this storage inventory is economically hedged with physical sales contracts. We adjust the value of that inventory using the same forward price that is used to calculate the fair value of the related physical sales contracts under derivative accounting requirements. The remaining storage optimization inventory is valued using delivered market prices for the month following the end of the reporting period. Adjusting our storage optimization inventory in this fashion allows our reported non-GAAP earnings to better align with the settlement of both our physical and financial transactions and allows investors and management to better analyze the results of our non-utility asset optimization strategies.

•	We exclude certain unusual transactions that may be the result of regulatory or legal decisions, or items that we may deem outside of the ordinary course of business.

There are limits in using non-GAAP operating earnings (loss) to analyze our results, as they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. In addition, using non-GAAP operating earnings (loss) per share to analyze our earnings may have limited value as it excludes certain items that may have a material impact on our reported financial results. We compensate for these limitations by providing investors with the attached reconciliations to net income, the most directly comparable GAAP financial measure.

WGL HOLDINGS, INC. (Consolidating by Segment)

RECONCILIATION OF GAAP NET INCOME (LOSS) TO

NON-GAAP OPERATING EARNINGS (LOSS)

(Unaudited)

Three Months Ended December 31, 2011
(In thousands, except per share data)	Regulated Utility	Retail Energy- Marketing	Commercial Energy Systems	Wholesale Energy Solutions	Other Activities	Consolidated
GAAP net income (loss)	$44,406	$845	$305	$5,237	$(355)	$50,438
Adjusted for (items shown after-tax):
Unrealized mark-to-market loss (gain) on energy-related derivatives (a)	(212)	12,209	—	—	—	11,997
Storage optimization program (b)	138	—	—	—	—	138
Weather derivative products (c)	(228)	—	—	—	—	(228)
Change in measured value of inventory (d)	—	—	—	(4,238)	—	(4,238)
Non-GAAP operating earnings (loss)	$44,104	$13,054	$305	$999	$(355)	$58,107
GAAP diluted earnings (loss) per average common share (51,533 shares)	$0.86	$0.02	$0.01	$0.10	$(0.01)	$0.98
Per share effect of non-GAAP adjustments	—	0.23	—	(0.08)	—	0.15
Non-GAAP operating earnings (loss) per share	$0.86	$0.25	$0.01	$0.02	$(0.01)	$1.13

Three Months Ended December 31, 2010 (f)
(In thousands, except per share data)	Regulated Utility	Retail Energy- Marketing	Commercial Energy Systems	Wholesale Energy Solutions	Other Activities	Consolidated
GAAP net income (loss)	$40,684	$24,935	$(2)	$59	$(444)	$65,232
Adjusted for (items shown after-tax):
Unrealized mark-to-market loss (gain) on energy-related derivatives (a)	5,930	(18,126)	—	—	—	(12,196)
Storage optimization program (b)	(1,720)	—	—	—	—	(1,720)
Weather derivative products (c)	(182)	—	—	—	—	(182)
Change in measured value of inventory (d)	—	—	—	1,878	—	1,878
Amortization of derivative contract termination (e)	(429)	—	—	—	—	(429)
Non-GAAP operating earnings (loss)	$44,283	$6,809	$(2)	$1,937	$(444)	$52,583
GAAP diluted earnings (loss) per average common share (51,143 shares)	$0.80	$0.49	$—	$—	$(0.01)	$1.28
Per share effect of non-GAAP adjustments	0.07	(0.36)	—	0.04	—	(0.25)
Non-GAAP operating earnings (loss) per share	$0.87	$0.13	$—	$0.04	$(0.01)	$1.03

(Footnote references are described on the following page.)

WGL HOLDINGS, INC. (Consolidated by Quarter)

RECONCILIATION OF GAAP NET INCOME (LOSS) TO

NON-GAAP OPERATING EARNINGS (LOSS)

(Unaudited)

Fiscal Year 2012
	Quarterly Period Ended
(In thousands, except per share data)	Dec. 31	Mar. 31	Jun. 30	Sept. 30	Fiscal Year
GAAP net income	$50,438				$50,438
Adjusted for (items shown after-tax):
Unrealized mark-to-market loss on energy-related derivatives (a)	11,997				11,997
Storage optimization program (b)	138				138
Weather derivative products (c)	(228)				(228)
Change in measured value of inventory (d)	(4,238)				(4,238)
Non-GAAP operating earnings	$58,107				$58,107
Diluted average common shares outstanding	51,533				51,533
GAAP diluted earnings per average common share	$0.98				$0.98
Per share effect of non-GAAP adjustments	0.15				0.15
Non-GAAP operating earnings per share	$1.13				$1.13

Fiscal Year 2011 (f)
	Quarterly Period Ended
(In thousands, except per share data)	Dec. 31	Mar. 31	Jun. 30	Sept. 30	Fiscal Year
GAAP net income	$65,232				$65,232
Adjusted for (items shown after-tax):
Unrealized mark-to-market gain on energy-related derivatives (a)	(12,196)				(12,196)
Storage optimization program (b)	(1,720)				(1,720)
Weather derivative products (c)	(182)				(182)
Change in measured value of inventory (d)	1,878				1,878
Amortization of derivative contract termination (e)	(429)				(429)
Non-GAAP operating earnings	$52,583				$52,583
Diluted average common shares outstanding	51,143				51,143
GAAP diluted earnings per average common share	$1.28				$1.28
Per share effect of non-GAAP adjustments	(0.25)				(0.25)
Non-GAAP operating earnings per share	$1.03				$1.03

Footnotes:

(a)	Adjustments to eliminate the change in the unrealized mark-to-market positions of our energy-related derivatives that were recorded to income during the period. For the regulated utility segment, to the extent that our unrealized mark-to-market gains and losses are not shared with customers, these amounts are recorded directly to income. All unrealized mark-to-market gains and losses for the retail energy-marketing segment and the wholesale energy solutions segment are recorded directly to income.
(b)	Adjustments to shift the timing of storage optimization margins from the periods recognized for GAAP purposes to the periods in which such margins are recognized for regulatory sharing purposes. In addition, lower-of-cost-or-market adjustments related to system and non-system storage optimization are eliminated for non-GAAP reporting, since the margins will be recognized for regulatory purposes when the withdrawals are made at the unadjusted historical cost of storage inventory.
(c)	Represents weather derivatives that are recorded at fair value rather than being valued based on actual variations from normal weather. Thus, any portion of recorded fair value that is not directly offset by an increase/decrease in revenue due to weather is excluded for non-GAAP purposes.
(d)	Adjustments to reflect storage inventory at market or at a value based on the price used to value the physical forward sales contract that is economically hedging the storage inventory.
(e)	During the fourth quarter of fiscal year 2009, Washington Gas terminated a long-term energy-related derivative contract related to its transportation capacity optimization and recognized an associated loss of $3.9 million for GAAP purposes. For non-GAAP purposes, this loss is being recognized in this period to be matched against the margins earned in the quarters that would have been constrained if the contract had not been terminated.
(f)	Consolidated non-GAAP earnings have been revised to reflect the change in the non-GAAP adjustment methodology in the wholesale energy solutions segment to include unrealized gains and losses of physical and financial purchase and sales contracts in non-GAAP earnings and to value the storage inventory to market value or to the price used in valuing the physical forward sale economically hedging the storage.

WGL HOLDINGS, INC.

RECONCILIATION OF GAAP EARNINGS GUIDANCE TO

NON-GAAP EARNINGS GUIDANCE

FISCAL YEAR ENDING SEPTEMBER 30, 2012

Consolidated
	Low	High
GAAP Earnings Per Share Guidance Range	$2.64	$2.76
Adjusted for:
Unrealized mark-to-market gain on energy-related derivatives (a)	(0.08)	(0.08)
Storage optimization program (b)	0.01	0.01
Retroactive depreciation expense adjustment (c)	(0.03)	(0.03)
Change in measured value of inventory (d)	(0.08)	(0.08)
Non-GAAP Operating Earnings Per Share Guidance Range	$2.46	$2.58

Regulated Utility Segment
	Low	High
GAAP Earnings Per Share Guidance Range	$1.84	$1.90
Adjusted for:
Storage optimization program (b)	0.01	0.01
Retroactive depreciation expense adjustment (c)	(0.03)	(0.03)
Non-GAAP Operating Earnings Per Share Guidance Range	$1.82	$1.88

Unregulated Business Segments
	Low	High
GAAP Earnings Per Share Guidance Range	$0.80	$0.86
Adjusted for:
Unrealized mark-to-market gain on energy-related derivatives (a)	(0.08)	(0.08)
Change in measured value of inventory (d)	(0.08)	(0.08)
Non-GAAP Operating Earnings Per Share Guidance Range	$0.64	$0.70

Footnotes:

(a)	Represents the estimated reversal of certain of our existing unrealized mark-to-market positions related to our energy derivatives that will be recorded to income during fiscal year 2012. For the regulated utility segment, to the extent that our unrealized mark-to-market gains and losses are not shared with customers, these amounts are recorded directly to income. All unrealized mark-to-market gains and losses for the retail-energy marketing segment and the wholesale energy solutions segment in the other activities segment are recorded directly to income.
(b)	Adjustments to shift the timing of storage optimization margins from the periods recognized for GAAP purposes to the periods in which such margins are recognized for regulatory sharing purposes. In addition, lower-of-cost-or-market adjustments related to system and non-system storage optimization are eliminated for non-GAAP reporting, since the margins will be recognized for regulatory purposes when the withdrawals are made at the unadjusted historical cost of storage inventory.
(c)	Represents an adjustment that reduces depreciation expense applicable to the period from January 1, 2010 through September 30, 2011. This adjustment will be recorded upon approval of new depreciation rates by the Virginia State Corporation Commission (SCC of VA).
(d)	Adjustments to reflect storage inventory at market or at a value based on the price used to value the physical forward sales contract that is economically hedging the storage inventory.